UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2023

Vistagen Therapeutics, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2023, Vistagen Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Stifel, Nicolaus & Company, Incorporated, and William Blair & Company, L.L.C., as the representatives of the underwriters listed on Schedule A attached thereto (the “Underwriters”), in connection with the underwritten offering, issuance and sale by the Company of 15,010,810 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pre-funded warrants to purchase up to 3,577,240 shares of Common Stock (the “Pre-Funded Warrants”), warrants to purchase up to 9,294,022 shares of Common Stock (or pre-funded warrants to purchase up to 9,294,022 shares of Common Stock in lieu thereof) (the “T1 Warrants”) and warrants to purchase 11,265,086 shares of Common Stock (or pre-funded warrants to purchase up to 11,265,086 shares of Common Stock in lieu thereof) (the “T2 Warrants”). The combined offering price for each share of Common Stock, accompanying T1 Warrant and accompanying T2 Warrant was $5.38. The combined offering price per Pre-Funded Warrant, accompanying T1 Warrant and accompanying T2 Warrant was $5.379. The securities were issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-254299) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). The Offering closed on October 4, 2023.

Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share, subject to certain adjustments. The Pre-Funded Warrants are exercisable at any time after October 4, 2023 and will not expire. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of the Common Stock beneficially owned by the holder of the Pre-Funded Warrant (together with its affiliates) to exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage (but not in excess of 19.99% if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5636(b) or any successor rule) upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the Pre-Funded Warrant. At the holder’s sole discretion, the Pre-Funded Warrants may be exercised through a cashless exercise.

Each T1 Warrant has an exercise price per share of Common Stock or pre-funded warrant equal to $5.38, subject to certain adjustments. The T1 Warrants are exercisable at any time on or after October 4, 2023 and will expire 60 days after the later of (i) the date on which the Company first publicly discloses, whether by press release or Form 8-K filing, the top-line data for its PALISADE-3 Phase 3 clinical trial of fasedienol for the acute treatment of anxiety in adults with social anxiety disorder (“SAD”) and (ii) the date on which the Company first publicly discloses, whether by press release or Form 8-K filing, the top-line data for its PALISADE-4 Phase 3 clinical trial of fasedienol for the acute treatment of anxiety in adults with SAD. However, under the T1 Warrant, the Company may not effect the exercise of any T1 Warrant, and a holder will not be entitled to exercise any portion of any T1 Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of the T1 Warrant (together with its affiliates) to exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage (but not in excess of 19.99% if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5636(b) or any successor rule) upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the T1 Warrant. Generally, the T1 Warrants may only be exercised through a cash exercise, however, the holder may elect to exercise the T1 Warrant through a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Stock or pre-funded warrants to the holder.

Each T2 Warrant has an exercise price per share of Common Stock or pre-funded warrant equal to $8.877, subject to certain adjustments. The T2 Warrants are exercisable at any time on or after October 4, 2023 and will expire on October 4, 2028. Under the T2 Warrant, the Company may not effect the exercise of any T2 Warrant, and a holder will not be entitled to exercise any portion of any T2 Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of the Common Stock beneficially owned by the holder of the T2 Warrant (together with its affiliates) to exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage (but not in excess of 19.99% if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5636(b) or any successor rule) upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the T2 Warrant. The holder may, in its sole discretion, elect to exercise the T2 Warrant through a cashless exercise or for cash.

The Company received approximately $93.5 million of net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering together with its existing cash and cash equivalents, for research, development, manufacturing and regulatory expenses associated with development of its product candidates, including, primarily, its PALISADE Phase 3 development program for fasedienol for the acute treatment of anxiety in adults with SAD, and for other working capital and general corporate purposes. If the Company’s PALISADE Phase 3 program is successful, the Company believes the proceeds from this offering, together with its existing cash and cash equivalents, will be sufficient to fund its operations through its potential submission of a U.S. New Drug Application for fasedienol for the acute treatment of anxiety in adults with SAD.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing descriptions of the terms of the Underwriting Agreement, Pre-Funded Warrants, T1 Warrants and T2 Warrants are each qualified in their entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant, form of T1 Warrants and form of T2 Warrants, respectively, which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and incorporated by reference herein.

Woodburn and Wedge, counsel to the Company, has issued an opinion to the Company, dated October 4, 2023, regarding the validity of the securities to be issued and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K (this “Current Report”).

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the anticipated use of the net proceeds from the Offering.

These forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in oncology drug development, including clinical trials, and risks related to financial reporting.

These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 28, 2023 and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 7.01 Regulation FD Disclosure.

On October 4, 2023, the Company began utilizing a new corporate presentation, a copy of which is attached to this Current Report as Exhibit 99.1.

The information in this Current Report, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Offering Press Release

On October 2, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated here by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 2, 2023, by and among the Company, Jefferies LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C.
4.1	Form of Pre-Funded Warrant
4.2	Form of T1 Warrant
4.3	Form of T2 Warrant
5.1	Opinion of Woodburn and Wedge
23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1)
99.1	Investor Presentation
99.2	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: October 4, 2023	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer